Exhibit 99.1

NEWS RELEASE

Alliance Imaging, Inc.

R. Brian Hanson

Executive Vice President

Chief Financial Officer

(714) 688-7100

www.allianceimaging.com

ALLIANCE IMAGING

REPORTS RESULTS FOR THE

SECOND QUARTER AND FIRST SIX MONTHS ENDED JUNE 30, 2004;

RAISES GUIDANCE FOR FULL YEAR 2004

ANAHEIM, CA—August 9, 2004—Alliance Imaging, Inc. (NYSE:AIQ), a leading national provider of diagnostic imaging services, announced results for the second quarter and first six months ended June 30, 2004 and raises guidance for full year 2004.

Revenue increased 3.9% to $109.5 million for the second quarter ended June 30, 2004 from $105.3 million for the same quarter in 2003, an increase of $4.2 million.  For the first six months of 2004, revenue increased 3.4% to $215.1 million from $208.1 million in the same period of the preceding year, a $7.0 million increase.

Alliance’s earnings before interest, taxes, depreciation, and amortization, adjusted for non-cash stock-based compensation expenses (in the second quarters of 2004 and 2003), employment agreement costs (in the second quarters of 2004 and 2003), and severance and related costs (in the second quarter of 2003) (“Adjusted EBITDA”), increased 0.4% to $43.8 million in the second quarter of 2004 from $43.6 million in the second quarter of 2003, an increase of $0.2 million.  Due to the collection of higher than normal amounts of aged accounts receivable, the Company did not record a provision for doubtful accounts in the second quarter of 2004.  The provision for doubtful accounts, on a normalized basis, would have been approximately $0.8 million, which would have had the effect of reducing Adjusted EBITDA by the same amount in both the second quarter and first six months of 2004.

For the first six months of 2004, Adjusted EBITDA, adjusted for non-cash stock-based compensation expenses (in the first six months of 2004 and 2003), employment agreement costs (in the first six months of 2004 and 2003), and severance and related costs (in the first six months of 2003) decreased 1.6% to $84.2 million from $85.6 million in the same period of 2003, a decrease of $1.4 million.  For a more detailed discussion of Adjusted EBITDA and reconciliation to net income, see the table entitled “EBITDA and Adjusted EBITDA” included in the tables following this release.

Paul S. Viviano, Chairman of the Board and Chief Executive Officer stated, “Alliance is pleased to report revenue and Adjusted EBITDA above the high end of our guidance range.  The Company saw an improvement in the sequential quarter percentage increase in MRI scan volumes from the first to second quarter of 2004 compared to 2003 levels, indicating that Alliance is making progress in stabilizing its core shared-service MRI business.  Positron emission tomography (“PET”) continues to grow at a very significant rate, with PET revenue for the first six months of 2004 increasing 46% over 2003 levels.  The Company is making significant progress on its fixed-site imaging center initiative, with five MRI fixed-site centers opening in the second quarter of 2004.  Alliance now operates a total of 48 MRI fixed-site centers as of June 30, 2004, the majority of which are in partnership with hospitals or health systems.”

Due to Alliance Imaging’s strong financial performance in the first half of 2004, the Company is raising its full year 2004 guidance as follows:

Adjusted
	Revenue	EBITDA
Previous guidance	$410 million to	$150 million to
range	$420 million	$156 million

New guidance	$424 million to	$164 million to
range	$432 million	$168 million

The Company’s third quarter guidance is for revenue to range from $107 million to $111 million and Adjusted EBITDA to range from $42 million to $44 million.

Alliance incurred the following costs that were excluded from the calculation of Adjusted EBITDA.  Non-cash stock-based compensation expenses totaled $0.1 million and $0.4 million in the second quarters of 2004 and 2003, respectively, and $0.2 million and $0.8 million in the first six months of 2004 and 2003, respectively.  Employment agreement costs totaled $1.2 million and $1.7 million in the second quarters of 2004 and 2003, respectively, and $1.5 million and $1.7 million in the first six months of 2004 and 2003, respectively.  Severance and related costs totaled $1.5 million in the second quarter of 2003 and $1.7 million in the first six months of 2003.

The Company recorded an income tax benefit of $0.6 million in the second quarter of 2004 compared to income tax expense of $4.0 million in the second quarter of 2003.  Income tax expense was $2.5 million and $8.9 million in the first six months of 2004 and 2003, respectively.  In the second quarter and first six months of 2004, the Company increased net income by recording the reversal of income tax reserves totaling $5.1 million, or $0.11 per diluted share, primarily related to the favorable outcome of examinations of the Company’s 1998 and 1999 federal income tax returns and a favorable outcome of the treatment of an income item in a federal income tax return of one of the Company’s subsidiaries.

Earnings per share on a diluted basis (excluding non-cash stock-based compensation expenses and employment agreement costs, and the reversal of income tax reserves noted above) were $0.15 per share for the second quarter of 2004 compared to $0.16 per share (excluding non-cash stock-based compensation expenses, employment agreement costs, and severance and related costs) for the second quarter of 2003.   Earnings per share on a diluted basis (excluding the items noted above), were $0.25 per share and $0.31 per share for the first six months of 2004 and 2003, respectively.

Earnings per share on a diluted basis totaled $0.24 for the second quarter of 2004 compared to $0.12 per share for the second quarter of 2003.  Earnings per share totaled $0.34 and $0.26 for the first six months of 2004 and 2003, respectively.  For a more detailed discussion and computation of earnings per share, see the table entitled “Earnings Per Share” included in the tables following this release.

At June 30, 2004, the Company’s net debt to last twelve months Adjusted EBITDA was 3.2x.  Cash flow provided by operating activities was $61.0 million and $59.6 million in the first six months of 2004 and 2003, respectively.  Capital expenditures were $16.4 million in the second quarter of 2004 compared to $24.7 million in the second quarter of 2003.  For the six months ended June 30, 2004 and 2003, capital expenditures totaled $43.8 million and $50.5 million, respectively.

2

Alliance Imaging, Inc. is a leading national provider of diagnostic imaging services.  Alliance provides imaging services primarily to hospitals and other healthcare providers on a shared and full-time service basis, in addition to operating a growing number of fixed-site imaging centers.  The Company had 482 diagnostic imaging systems, including 361 MRI systems and 51 PET or PET/CT systems, and 1,358 clients in 43 states at June 30, 2004.

Investors and all others are invited to listen to a conference call discussing second quarter 2004 results.  The conference call is scheduled for August 9, 2004 at 1:00 p.m. Eastern Time.  The call will be broadcast live on the Internet and can be accessed by visiting the Company’s website at www.allianceimaging.com.  Click on Audio Presentations in the Investor Relations section of the website to access the link. The conference call can also be accessed at (888) 689-9529 (United States) or (706) 645-0319 (International).  Interested parties should call at least five minutes prior to the conference call to register.  A replay of the call can be accessed until September 10, 2004 by visiting the Company’s website or by calling (800) 642-1687 (United States) or (706) 645-9291 (International).  The conference call identification number is 8949702.

This press release contains forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  These statements involve risks and uncertainties that could cause actual results to differ materially from those projected.  For a complete list of risks and uncertainties, please refer to the Risk Factor section of the Company’s Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

###

3

ALLIANCE IMAGING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

AND OTHER COMPREHENSIVE INCOME

(Unaudited)

(in thousands, except per share amounts)

	Second Quarter Ended		Six Months Ended
	June 30,		June 30,
	2003	2004	2003	2004

Revenues	$105,333	$109,481	$208,068	$215,127

Costs and expenses:
Operating expenses, excluding depreciation	48,893	54,536	98,171	107,808
Selling, general and administrative expenses	12,183	10,520	23,198	21,697
Minority interest expense	639	647	1,133	1,432
Employment agreement costs	1,654	1,210	1,654	1,515
Severance and related costs	1,506	—	1,716	—
Non-cash stock-based compensation	418	98	836	196
Depreciation expense	18,719	19,789	36,604	40,634
Amortization expense	677	879	1,353	1,755
Interest expense, net of interest income	11,131	10,820	22,223	21,428
Other (income) and expense, net	(149)	(161)	(243)	(127)
Total costs and expenses	95,671	98,338	186,645	196,338

Income before income taxes	9,662	11,143	21,423	18,789
Income tax expense (benefit)	4,009	(580)	8,890	2,526
Net income	$5,653	$11,723	$12,533	$16,263

Other comprehensive income, net of income taxes:
Net income	$5,653	$11,723	$12,533	$16,263
Unrealized loss on hedging transaction	—	(123)	—	(123)
Other comprehensive income, net of income taxes	$5,653	$11,600	$12,533	$16,140

Earnings per common share:
Basic	$0.12	$0.24	$0.26	$0.34
Diluted (see table on following page)	$0.12	$0.24	$0.26	$0.34

Weighted average number of shares of common stock and common stock equivalents:
Basic	47,840	48,193	47,787	48,081
Diluted	48,498	48,480	48,534	48,397

ALLIANCE IMAGING, INC.

EBITDA AND ADJUSTED EBITDA

(in thousands)

EBITDA represents earnings before interest expense, net, other income, income taxes, depreciation and amortization expense.  Adjusted EBITDA represents EBITDA adjusted for severance and related costs, employment agreement costs, and non-cash stock-based compensation expenses.  EBITDA and Adjusted EBITDA are not presentations made in accordance with accounting principles generally accepted in the United States of America.  EBITDA and Adjusted EBITDA should not be considered in isolation or as substitutes for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as measures of profitability or liquidity.  EBITDA and Adjusted EBITDA are included to provide additional information with respect to a measure that certain investment analysts use as a benchmark for measuring our operating performance, our ability to satisfy our debt service, capital expenditure and working capital requirements, and because certain covenants in our debt service instruments are based on similar measures.  While EBITDA and Adjusted EBITDA are used as measures of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.  The calculations of EBITDA and Adjusted EBITDA are shown below:

	Second Quarter Ended		Six Months Ended
	June 30,		June 30,
	2003	2004	2003	2004

Net income	$5,653	$11,723	$12,533	$16,263
Depreciation expense	18,719	19,789	36,604	40,634
Amortization expense	677	879	1,353	1,755
Interest expense, net	11,131	10,820	22,223	21,428
Other (income) and expense, net	(149)	(161)	(243)	(127)
Income tax expense (benefit)	4,009	(580)	8,890	2,526
EBITDA	40,040	42,470	81,360	82,479
Severance and related costs	1,506	—	1,716	—
Employment agreement costs	1,654	1,210	1,654	1,515
Non-cash stock-based compensation expense	418	98	836	196
Adjusted EBITDA	$43,618	$43,778	$85,566	$84,190

Revenue	$105,333	$109,481	$208,068	$215,127

EBITDA margin	38.0%	38.8%	39.1%	38.3%
Adjusted EBITDA margin	41.4%	40.0%	41.1%	39.1%

ALLIANCE IMAGING, INC.

EARNINGS PER SHARE

(in thousands, except per share amounts)

Earnings per share represents net income divided by the weighted average number of shares of common stock and common stock equivalents outstanding during the quarter.  Earnings per share, excluding employment agreement costs, severance and related costs, and non-cash stock-based compensation expenses represent the add back of the above noted items, net of tax, divided by the weighted average number of shares of common stock and common stock equivalents outstanding during the quarter.  Earnings per share, excluding employment agreement costs, severance and related costs, and non-cash stock-based compensation expenses are not a presentation made in accordance with accounting principles generally accepted in the United States of America.  Earnings per share, excluding employment agreement costs, severance and related costs, and non-cash stock-based compensation expenses should not be considered in isolation or as a substitute for earnings per share, net income, and other income statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability.  Earnings per share, excluding employment agreement costs, severance and related costs, and non-cash stock-based compensation expenses is included to provide additional information with respect to a measure that certain investment analysts use as a benchmark for our operating performance and because certain covenants in our debt service instruments are based on similar measures.  While earnings per share, excluding employment agreement costs, severance and related costs, and non-cash stock-based compensation expenses is used as a measure of operations and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.  The calculations of earnings per share and earnings per share, excluding employment agreement costs, severance and related costs, and non-cash stock-based compensation expenses are shown below:

	Second Quarter Ended		Six Months Ended
	June 30,		June 30,
	2003	2004	2003	2004

Net income, as reported	$5,653	$11,723	$12,533	$16,263

Less adjustment to net income, as reported, to effective income tax rate of 40.6% in 2004	(5,099)	(5,099)
Add employment agreement costs	1,654	1,210	1,654	1,515
Less income tax effect of employment agreement costs	(686)	(491)	(686)	(612)
Add severance and related costs	1,506	—	1,716	—
Less income tax effect of severance and related costs	(625)	—	(712)	—
Add non-cash stock-based compensation expenses	418	98	836	196
Less income tax effect of non-cash stock based compensation expenses	(173)	(40)	(347)	(78)
	2,094	(4,322)	2,461	(4,078)
Income before employment agreement costs, severance and related costs and non-cash stock-based compensation expenses	$7,747	$7,401	$14,994	$12,185

Earnings per share - diluted As reported	$0.12	$0.24	$0.26	$0.34
Excluding employment agreement costs, severance and related costs, and non-cash stock-based compensation expenses	$0.16	$0.15	$0.31	$0.25

ALLIANCE IMAGING, INC.

SELECTED CONDENSED

CONSOLIDATED BALANCE SHEET INFORMATION

(in thousands)

	December 31,	June 30,
	2003	2004

Cash and cash equivalents	$20,931	$24,018
Accounts receivable, net	45,276	49,395
Total current assets	87,683	95,998
Equipment, net	352,631	355,281
Total assets	628,176	640,549
Total current liabilities	67,625	68,876
Long-term debt, including current maturities	581,247	568,409
Stockholders’ deficit	(70,798)	(54,122)

ALLIANCE IMAGING, INC.

SELECTED STATISTICAL INFORMATION

	Second Quarter Ended
	June 30,
	2003	2004

MRI scan-based
Average number of scan-based systems	307.5	293.9
Scans per system per day	9.46	9.72
Total number of MRI scans	209,700	207,400
Price per scan	$363.7	$353.7

PET or PET/CT systems
Number of owned systems at quarter end	35	51
Total number of systems (including unconsolidated joint ventures) at quarter end	37	55

Revenue breakdown (in millions)
Total scan-based MRI revenue	$76.2	$73.4
PET revenue	13.5	19.5
Non-scan based MRI and other modalities	15.6	16.6
Total revenues	$105.3	$109.5